EXHIBIT 4.5

WARRANT AND COMMON STOCK PURCHASE AGREEMENT

This WARRANT AND COMMON STOCK PURCHASE AGREEMENT is dated effective as of December 22, 2005 (the “Effective Date”) by and between Protalex, Inc., a Delaware corporation with its principal office at 145 Union Square Drive, New Hope, PA 18938 (the “Company”), and the several purchasers identified from timer to time in the attached Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)    “Affiliate” of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)    “Agreement” means this Warrant and Common Stock Purchase Agreement.

(c)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(d)    “Closing Date” means the date of the sale and purchase of the Warrants and Common Stock acquired hereunder.

(e)    “Majority Purchasers” shall mean Purchasers which, at any given time, hold greater than fifty percent (50%) of the outstanding Securities (as defined in Section 2.3 below) that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

(f)    “Operative Agreements” shall mean the Registration Rights Agreement and Warrants together with this Agreement.

(g)    “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

(h)    “SEC” shall mean the Securities and Exchange Commission.

(i)    “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.    Purchase and Sale of Shares.

2.1    Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing (as defined below), the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on Exhibit A hereto, at a purchase price of $2.25 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading “Purchase Price” on Exhibit A hereto.

2.2    In addition, subject to the terms and conditions of this Agreement, each Purchaser agrees, severally, to purchase and the Company agrees to sell and issue to each Investor, a five-year cashless exercise Warrant in form and substance attached hereto as Exhibit B to acquire one (1) share of the Company’s Common Stock at an exercise price equal to the ten (10) trading day volume weighted average closing price of the Company’s Common Stock on the OTCBB immediately preceding the Closing Date (the “Exercise Price”) for each four (4) shares of Common Stock acquired pursuant to Section 2.1 above (the “Warrant”). No fractional shares shall be issued under the Warrants (any fractional shares shall be rounded down to the nearest whole number).

2.3    The shares of Common Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the “Shares.” The Warrants to purchase Common Stock sold hereunder are hereinafter referred to as the “Warrants.” The total amount of Common Stock and other securities issuable upon conversion of the Warrants are hereinafter referred to as the “Conversion Stock.” The Shares, the Warrants and the Conversion Stock are hereinafter collectively referred to as the “Securities.”

2.4    Closing. The initial purchase and sale of the Shares and Warrants shall take place at the offices of Reed Smith, LLP Two Embarcadero, 20th Floor, San Francisco, CA 94111 at 10:00 A.M., effective as of the Effective Date, or at such other time and place as the Company and the Purchasers acquiring at the Closing in the aggregate more than half of such Shares sold pursuant to Section 2.1 mutually agree upon, but in no event later than December 30, 2005 (which time and place are designated as the “Closing”). Within five (5) business days after the Closing, the Company shall deliver to each Purchaser purchasing Shares and Warrants at the Closing a certificate representing the Shares and a corresponding Warrant, registered in the name of such Purchaser, or in such nominee’s or nominees’ name(s) as designated by such Purchaser in writing in the form of the Investor Questionnaire attached hereto as Appendix I, which such Purchaser is purchasing against delivery to the Company by such Purchaser of a cashiers check or wire transfer in the aggregate amount of the Purchase Price therefor payable to the Company’s order as identified on Exhibit A.

3.    Representations and Warranties of the Company. Except as otherwise described in the SEC Documents (as defined below), including any documents incorporated by reference therein or exhibits referenced or attached thereto, the Company hereby represents and warrants to each of the Purchasers as follows immediately prior to the Closing:

3.1    Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company (“Material Adverse Effect”). The Company does not have any material subsidiaries other than those identified in the SEC Documents (as defined below). Except for short-term investments and investments that are not material to the Company, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) of the Company as in effect on the Effective Date have been filed by the Company with the SEC. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2    Capitalization. The authorized capital stock of the Company consists of (i)  100,000,000 shares of Common Stock, of which 19,443,221 shares are outstanding on the date hereof. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities. Except for (i) options to purchase up to 3,888,805 shares of Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefits plans disclosed in the SEC Documents and (ii) warrants to purchase up to 4,169,716 shares of Common Stock, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. Except for that certain First Amended and Restated Shareholder Agreement dated May 25, 2005, there are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company does not maintain any pension benefit plan, or other retirement plan, subject to the Employee Retirement Income Security Act.

3.3    Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken. When executed and delivered by the Company, each of the Operative Agreements shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements.

3.4    Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder and the Conversion Stock upon exercise of the Warrants will, upon issuance pursuant to the terms hereof and thereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement, except for any such right disclosed in the SEC Documents. As of the Effective Date, no further approval or authority of the stockholders or the Board of Directors of the Company shall be required for the issuance and sale of the Securities by the Company, or the filing of the Registration Statement by the Company, as contemplated in the Operative Agreements. The Shares, Warrants and Conversion Stock issuable upon exercise of the Warrants will, upon issuance pursuant to the terms hereof and thereof, be free and clear from any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction or covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

3.5    Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents (as defined in Section 3.6 below) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as permitted pursuant to Regulation G promulgated under the Exchange Act, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments). Except as set forth in the subset of SEC Documents filed and publicly available beginning with the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005 and prior to the date hereof, since August 31, 2005, (a) there has been no event, occurrence or development that has had or could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principals or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. As of November 30, 2005 the Company’s cash and cash equivalents was equal to approximately $6,761,000.

3.6    SEC Documents. The Company has filed all reports, schedules, forms, statements (collectively, and in each case including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC) required to be filed by it with the SEC through the Closing Date, and the Company will file, on a timely basis, all similar documents with the SEC during the period commencing on the date hereof and ending on the Closing Date (all of the foregoing being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates.

3.7    Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of the Operative Agreements and the consummation of the transactions contemplated therein have been obtained and will be effective as of the Closing Date.

3.8    No Conflict. The execution and delivery the Operative Agreements by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture, franchise, license or other agreement or instrument to which the Company is a party or by which it or its property is bound or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

3.9    Brokers or Finders. Except as disclosed on Schedule 3.9 attached hereto, the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.10    Nasdaq Stock Market. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Stock Market Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol “PRTX.OB.” The Company has taken no action designed to remove, or which, to the Company’s knowledge, is likely to have the effect of, suspending or terminating the quotation of the Common Stock on the OTCBB. The Company shall comply with all requirements, if any, of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the issuance of the Shares and Conversion Stock and the quoting of the Shares and Conversion Stock (when issued) on the OTCBB.

3.11    Absence of Litigation. There is no action, suit or proceeding or, to the Company’s knowledge, any investigation, pending, or to the Company’s knowledge, threatened by or before any court, governmental body or regulatory agency against the Company that is required to be disclosed in the SEC Documents and is not so disclosed. The Company has not received any written or oral notification of, or request for information in connection with, any formal or informal inquiry, investigation or proceeding from the SEC or the NASD. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

3.12    Intellectual Property.

(a)    To the knowledge of the Company, the Company has ownership of or license or legal right to use all patents, copyrights, trade secrets, trademarks, domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other intellectual property or proprietary rights (collectively, “Intellectual Property”) used in the business of the Company and material to the Company. The Company knows of no reason why its patent applications do not or would not comply with any statutory or legal requirements or would not issue into valid and enforceable patents.

(b)    To the Company’s knowledge, there is no material default by the Company under any material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company. There are no outstanding or threatened claims, disputes or disagreements with respect to any such licenses or agreements.

(c)    To the knowledge of the Company, the present business, activities and products of the Company do not infringe or misappropriate any Intellectual Property of any third party. The Company has not been notified that any proceeding charging the Company with infringement or misappropriation of any Intellectual Property held by any third party has been filed. To the Company’s knowledge, there exists no patent held by any third party which includes claims that would be infringed by the Company in the conduct of its business as currently conducted where such infringement would have a Material Adverse Effect. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any third party. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company restricting the Company’s or any such employee’s engagement in business activities that are material aspects of the Company’s business as currently conducted.

(d)    None of the Intellectual Property owned or, to the Company’s knowledge, licensed by the Company that is used in the business of the Company and material to the Company, is subject to any outstanding judgment or order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, scope, use, or ownership of, or otherwise relates to, any such Intellectual Property anywhere in the world. No Patent has been or is now involved in any interference, reissue, reexamination, opposition, or other proceeding.

(e)    Each employee of the Company has executed a confidential information and invention assignment agreement in the form made available to Purchasers. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s confidential information and invention assignment agreement, which works or inventions are necessary to the business of the Company as it is proposed to be conducted. Each consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions, in the form acceptable to Purchasers. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

3.13    Offering. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Securities, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.

3.14    Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the Warrants, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.15    No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

3.16    No Violations. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, or is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

3.17    Accountants. Grant Thornton, LLP, who issued their report with respect to the financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended May 31, 2005 into the Registration Statement and the prospectus which forms a part thereof, are an independent registered public accounting firm as required by the Securities Act.

3.18    Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

3.19    Title. The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all encumbrances and defects, except such as do not have a Material Adverse Effect. Any facilities and items of equipment held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such facilities and items of equipment by the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.20    Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company, has in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.21    Employee Relations. The Company is not involved in any union labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(1) of the Securities Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no employee of the Company, as a consequence of his employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such employee by the Company will not subject the Company to any liability with respect to any of the foregoing matters.

3.22    Internal Accounting Controls. The Company maintains a system of internal accounting controls (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.23    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act.

3.24    Disclosure. Neither the Operative Agreements, any of the schedules or exhibits hereto or thereto, nor any other document or certificate provided by the Company to the Purchasers in connection herewith or therewith contains any untrue statement of a material fact or, when considered as a whole, omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

3.25    Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder.

4.    Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1    Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken. When executed and delivered by the Company and such Purchaser, each of the Operative Agreements will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into each of the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities for an indefinite period of time. Furthermore, the Purchaser acknowledges that the Company has made no representations or warranties except as set for in this Agreement or the Registration Rights Agreement.

4.2    Purchase Entirely for Own Account. Except for permitted transfers pursuant to Section 8.13, such Purchaser is acquiring the Securities being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Securities.

4.3    Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Subject to the truth and accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement (as modified by the Company Disclosure Schedule), such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4    Confidential Information. Each Purchaser understands that any information, other than the SEC Documents, provided to such Purchaser by the Company, including, without limitation, the existence and nature of all discussions and presentations, if any, regarding this offering and the Operative Agreements, is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use in connection with its investment decision regarding the Securities. Such Purchaser agrees to use such information for the sole purpose of evaluating a possible investment in the Securities and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing such information, the Operative Agreements, or any other offering materials, in whole or in part, or divulging or discussing any of their contents except for use internally and by its legal counsel and except as required by law or legal process. Such Purchaser understands that the federal securities laws prohibit any person who possesses material nonpublic information about a company from trading in securities of such company.

4.5    Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6    No Conflict. The execution and delivery of the Operative Agreements by such Purchaser and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.7    Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8    Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.9    No Intent to Effect a Change of Control. Such Purchaser has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

5.    Conditions Precedent.

5.1    Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)    The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)    The Registration Rights Agreement and respective Warrant shall have been executed and delivered by the Company.

(c)    The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d)    No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)    The purchase of and payment for the Securities by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)    All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received such certificates of the Company’s officers as such Purchaser may have reasonably requested in connection with such transactions.

(g)    The Company has received executed Subscription Agreements representing an aggregate Purchase Price of at least $5,000,000, provided that the Purchasers may waive this condition 5.1(g) by unanimous written consent.

5.2    Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a)    The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b)    The Registration Rights Agreement and respective Warrant shall have been executed and delivered by each Purchaser.

(c)    Each Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(d)    No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)    The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)    Each such Purchaser shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Appendix I, pursuant to which such Purchaser shall provide information necessary to confirm each such Purchaser’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

(g)    All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

6.    Transfer, Legends.

6.1    Securities Law Transfer Restrictions.

(a)    Each Purchaser acknowledges that the Securities are subject to the transfer restrictions set forth in Section 2 of the Registration Rights Agreement and that the certificates or instruments representing such securities shall bear such legends as are set forth in Section 2.2 of the Registration Rights Agreement.

(b)    Each Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby. Such Purchaser will not engage in hedging or other similar transactions which would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

(c)    Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of Securities, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

Notwithstanding the foregoing, following the effective date of the Registration Statement, the legend referenced above and below in Section 6.2 may, at the request of the Purchaser, be removed from the certificates evidencing such Shares and the Conversion Stock prior to the resale thereof and the Company will rescind any stop transfer orders with respect to such shares given to the Company’s transfer agent, provided that such Purchaser represents and covenants to the Company in writing (in a form reasonably acceptable to the Company and its counsel) that (1) the Purchaser will sell such shares only pursuant to and in the manner contemplated by the Registration Statement, including the Plan of Distribution section contained therein (in substantially the form attached hereto as Exhibit C), and otherwise in compliance with the Securities Act, including the prospectus delivery requirements of such act, (2) the Purchaser will indemnify the Company for any damages or losses resulting to the Company for the Purchaser’s breach of its representation and covenant described in the foregoing clause (1), and (3) such other agreements or covenants as the Company or its counsel may reasonably request. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Shares or Conversion Stock, the Company will use its best efforts to no later than three (3) trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares or Warrant Shares (together with such accompanying documentation or representations as reasonably required by counsel to the Company), deliver or cause to be delivered a certificate representing such Shares or Conversion Stock that is free from the legend described above and below in Section 6.2.

6.2    Legends. Each certificate requesting any of the Securities shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”.

7.    Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a)    at any time by mutual agreement of the Company and the Majority Purchasers; or

(b)    by the Majority Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(b) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

(c)    by the Company with respect to a certain purchaser, if there has been any breach of any representation, warranty or any material breach of any covenant of such Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8.    Miscellaneous Provisions.

8.1    Public Statements or Releases. None of the Purchasers to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the Majority Purchasers, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the Purchasers hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other Purchasers and the Company with an opportunity to review and comment on any proposed public announcement before it is made.

8.2    Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

8.3    Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.4    Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.5    Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

(a)    All correspondence to the Company shall be addressed as follows:

Protalex, Inc.
145 Union Square Drive,
New Hope, PA 18938
Attention: __________________
__________________________
Facsimile: (___) _____________

with a copy to:

Reed Smith LLP
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111
Attention:  Donald C. Reinke, Esq.
Facsimile: (415) 391.8269

(b)    All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

(c)    Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

8.6    Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.7    Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.8    Governing Law; Injunctive Relief.

(a)    This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction. Venue for all purposes hereunder shall be in the applicable state or federal court located within the State of Delaware.

(b)    Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party’s reasonable costs, including attorney’s fees, incurred in connection with defending such action. Such remedies shall not be the parties’ exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

8.9    Amendments. This Agreement may be amended or modified only pursuant to an instrument in writing signed by the Company and the Majority Purchasers.

8.10    Exculpation. Each Purchaser acknowledges that it is not relying upon any person, entity or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights hereunder, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms and forms of Operative Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities or the Operative Agreements.

8.11    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.12    Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

8.13    Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that a Purchaser may assign its rights hereunder with respect to any Securities transferred in accordance with Section 2.3 of the Registration Rights Agreement. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

8.14    Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

8.15    Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.16    Entire Agreement. This Agreement, the Warrants and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant and Common Stock Purchase Agreement as of the day and year first above written.

PROTALEX, INC.

By:  /s/ Steven H. Kane

Name: Steven H. Kane
Title: President and Chief Executive Officer

THE PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED AS OF THE CLOSING SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS WARRANT AND COMMON STOCK PURCHASE AGREEMENT.

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address	Number of Shares to be Purchased	Aggregate Purchase Price

Exhibit B

FORM OF WARRANT

Exhibit C

PROPOSED PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o    ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o    block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o    an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Each selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Appendix I

INVESTOR QUESTIONNAIRE

SCHEDULE 3.9

Griffin Securities, Inc. and Mufson Howe Hunter & Partners LLC (collectively, the “Placement Agents”) have been engaged by the Company to act as its placement agents in connection with the sale of the Securities. The Company may pay the Placements Agents collectively up to 6.0% of the aggregate offering proceeds received by the Company from the Securities sold to the Purchasers hereunder. In addition, the Company may collectively issue to the Placement Agents warrants to purchase that number of shares of the Company’s Common Stock equal to 7% of the number of common share equivalents of the Securities sold hereunder. The warrants and shares issuable upon exercise of the warrants issued to the Placement Agents will be in form and substance substantially identical to the Warrants and Conversion Stock issued to the Purchasers hereunder. The Placement Agents may transfer all or part of the warrants issued to the Placement Agents to their officers, employees or principals provided that (1) the transfers are in compliance with applicable state and federal securities laws and (2) upon request by the Company, the Placement Agents will deliver a legal opinion in form and substance satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of warrants may be effected without registration under the Securities Act.

The Company is also obligated to include the warrants and shares issuable upon exercise of the warrants issued to the Placement Agents in the Registration Statement to be filed with the SEC covering the Securities.